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                                                                   Exhibit 10.6


                               IMAGEWARE SOFTWARE, INC.

                           1994 EMPLOYEE STOCK OPTION PLAN

                             (AMENDED SEPTEMBER 3, 1997)

     1.   PURPOSE

          The purpose of this 1994 Employee Stock Option Plan (the "Plan") is to encourage and enable officers and other key employees of IMAGEWARE SOFTWARE, INC. ("Company") and its subsidiaries (if any are organized or acquired) to acquire a proprietary interest, or increase their proprietary interest, in the Company through the ownership of Common Stock of the Company. It is also expected that the Plan will encourage qualified persons to seek or accept employment with the Company and its subsidiaries. Pursuant to the Plan, optionees will be offered the opportunity to acquire such Common Stock through the grant of Incentive Stock Options.

     2.   ADMINISTRATION OF THE PLAN

          The Plan shall be administered by a Stock Option Committee of the Board of Directors of the Company ("Committee") consisting of three members appointed by the Board.

          In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decisions made by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all officers and employees of the Company and its subsidiaries.

          The Options granted under this Plan are intended to be "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have the power and authority to designate participants, which shall not include Committee members during the time they are serving on the Committee, and to determine the terms and provisions of respective Option agreements (which need not be identical), including the authority to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

          The term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company.

     3.   STOCK RESERVED FOR THE PLAN

          Subject to the adjustments provided for in paragraph 9 hereof, a total of 900,000 shares of Common Stock ("Common Stock") of the Company shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, and such amount of shares shall be and is hereby reserved for sale for such


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purpose.  Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Any shares subject to any Option which for any reason expires or is terminated unexercised as to such shares may again be subject to an Option under the Plan.

     4.   DESIGNATIONS OF PARTICIPANTS

          The persons eligible for participating in the Plan as recipients of Options shall be officers and key employees ("Employees") of the Company or any of its subsidiaries. The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Employee may be granted Incentive Stock Options shall not exceed $100,000 for any calendar year in which the Option is exercisable for the first time by such individual (under all such plans of the Company or any subsidiary).

     5.   OPTION PRICE

     The purchase price of each share of Common Stock placed under Option pursuant to the Plan shall be determined by the Committee, but shall in no event be less than 100% of the fair market value of such share on the date the Option is granted; provided however, that if an Option is granted to an Employee who owns 10% or more of the Common Stock of the Company, then the purchase price of each share of Common Stock placed under Option pursuant to the Plan shall in no event be less than 110% of the fair market value of such share on the date the Option is granted.

     6.   OPTION PERIOD

          (a) TERM. The Options granted under this Plan shall be for a term of not more than ten years from the date of the granting of each Option; provided however, that if an Option is granted to an Employee who owns 10% or more of the Common Stock of the Company, then the term of his Option shall be for not more than five years from the date of the granting of such Option.

          (b) REORGANIZATION, ETC. If the Company is reorganized, merged or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the reorganized, merged or consolidated corporation distributed to the holders of the Company's Common Stock in respect of their shares, such number of shares to be determined in accordance with applicable provisions of the Code or regulations issued thereunder which may from time to time govern the treatment of Incentive Stock Options in such a transaction; provided, however, that all such Options may be canceled by the Company as of the effective date of any such reorganization, consolidation or merger or of any dissolution or liquidation of the Company by giving notice of its intention to do so to each holder thereof or his personal representative and by permitting the purchase during a


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period of not less than thirty days next preceding such effective date of all of the shares subject to such outstanding Options.

     7.   EXERCISE OF OPTIONS

          The Committee, in granting Options, shall have the discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. In any event, Options shall be subject to the following provisions:

          (a) EXERCISE IN INSTALLMENTS. Except as provided in this Section 7, an Employee must remain in the employ of the Company or any of its subsidiaries at all times in order to exercise such Option. Unless the Committee determines otherwise, Options shall be exercisable in installments as follows: 30% after 12 months from date of grant; 30% after 24 months from date of grant; and 40% after 36 months from date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period.

          (b) TERMINATION OF EMPLOYMENT. The effect of termination of an Employee's employment with the Company or any of its subsidiaries shall be as follows:

               (1) TERMINATION. If the employment of an Employee is terminated for any reason, except for "cause" then any outstanding Option held by such Employee may be exercised at any time prior to the expiration date of the Option, or within three months after the date of such termination, whichever is the shorter period.

               (2) RETIREMENT. If an Employee's employment terminates as the result of retirement of the Employee under any retirement plan of the Company or a subsidiary, he may exercise any outstanding Option at any time prior to the expiration date of the Option or within three months after the effective date of his retirement, whichever is the shorter period.

               (3) DEATH. If an Employee shall die while he is an Employee, or within three months after his retirement, or within three months after the involuntary termination of his employment, his Option or Options may be exercised by the person or persons entitled to do so under the Employee's will or, if the Employee shall have failed to make testamentary disposition of such Option or shall have died intestate, by the Employee's legal representative or representatives, in either case at any time prior to the expiration date of the Option or within six months of the date of Employee's death, whichever is the shorter period.

               (4) TERMINATION FOR CAUSE. If the employment of an Employee shall terminate for "cause", then his rights under any then outstanding Option shall terminate at the time of such termination of employment. Termination for "cause" shall include, but not be limited to, termination due to the occurrence of any of the following events:


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               (i)  Employee's persistent or excessive use of drugs or alcohol to an extent that such use interferes with the proper performance of his duties to the Company hereunder; or

               (ii) Employee's misappropriation of funds or property of the Company (as determined by the Company's Board of Directors); or

               (iii) Employee's gross negligence, willful misconduct, insubordination or habitual neglect of duty in carrying out his employment (as determined by the Company's Board of Directors).

          (c) NONTRANSFERABILITY. Each Option granted under the Plan shall by its terms be nontransferable by the Employee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Employee's lifetime only by him.

          (d) PAYMENT. The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of exercise. Such purchase price shall be payable in cash, or, at the discretion of the Company, in shares of Common Stock theretofore owned by the holder of such Option (or in a combination of cash and such Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Stock shall be valued at its fair market value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

           (e) OUTSTANDING INCENTIVE STOCK OPTIONS. An Incentive Stock Option will be exercisable at any time, subject to the terms of the Option, without regard to other outstanding Incentive Stock Options, whether such Options were granted before or after the Option to be exercised.

          (f) GENERAL RESTRICTIONS. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or transfer of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

          (g) SPECIAL RESTRICTION. No Option granted under the Plan may be exercised until the Plan has been approved and ratified by the holders of a majority of the voting stock of the


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Company at a shareholders' meeting.  In the event that the Plan is not approved by the shareholders of the Company within one year of the date of its adoption by the Company's Board of Directors, the right to exercise any Option shall terminate.

     8.   CAPITAL CHANGE OF THE COMPANY

          If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares or recapitalization, the number and kind of shares subject to this Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price, provided, however, no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

     9.   OPTION AGREEMENT

          Each Option granted under the Plan shall be evidenced by a written stock Option agreement executed by the Company and accepted by the Employee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, including, without limitation, in the case of Options granted prior to the approval of the Plan by the shareholders of the Company, a provision specifically indicating that such Option may not be exercised unless and until such approval is obtained, and (b) shall contain such other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan, including a representation that the shares of Common Stock will be purchased for investment and not with a view to their distribution, or other representations necessary to comply with federal or state securities laws.

     10.  AMENDMENT OF THE PLAN

          The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of an Employee under any Option theretofore granted under the Plan. In addition, unless duly approved by the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be issued or transferred under the Plan (except for adjustments for recapitalization, stock dividends and other changes in corporate structure);
(b) changing the minimum purchase price hereinbefore specified for the shares subject to Options; (c) changing the maximum period during which Options may be exercised; (d) increasing the maximum number of shares for which Options may be granted to any Employee; or (e) extending the period during which Options may be granted under the Plan.


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     11.  EFFECTIVE DATE OF THE PLAN

          The Plan shall be effective as of September 1, 1994.

     12.  DURATION OF THE PLAN

          Subject to the provisions of paragraph 6, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of Options granted under the Plan, provided that no Options may be granted after August 31, 2004.





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